                                 AMENDMENT NO. 2
                        TO THE THIRD AMENDED AND RESTATED
                 MASTER DISTRIBUTION PLAN PURSUANT TO RULE 12B-1
                         OF SHORT-TERM INVESTMENTS TRUST

     The Third Amended and Restated Master Distribution Plan pursuant to Rule 12b-1 (the "Plan") of Short-Term Investments Trust, effective as of December 7, 2007, is hereby amended, effective April 30, 2008, as follows:

     WHEREAS, the parties desire to add Tax-Free Cash Reserve Portfolio;

     NOW THEREFORE, Appendix A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           THIRD AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                         OF SHORT-TERM INVESTMENTS TRUST

     Amounts payable pursuant to the Plan shall be determined by applying the annual rate set forth below as to each Class to the average annual net assets of the Class.

GOVERNMENT & AGENCY PORTFOLIO       MAXIMUM ANNUAL RATE
-----------------------------       -------------------
Reserve Class                              1.00%
Personal Investment Class                  0.75%
Private Investment Class                   0.50%
Resource Class                             0.20%
Cash Management Class                      0.10%
Corporate Class                            0.03%

GOVERNMENT TAXADVANTAGE PORTFOLIO   MAXIMUM ANNUAL RATE
---------------------------------   -------------------
Reserve Class                              1.00%
Personal Investment Class                  0.75%
Private Investment Class                   0.50%
Resource Class                             0.20%
Cash Management Class                      0.10%
Corporate Class                            0.03%

LIQUID ASSETS PORTFOLIO             MAXIMUM ANNUAL RATE
-----------------------             -------------------
Reserve Class                              1.00%
Personal Investment Class                  0.75%
Private Investment Class                   0.50%
Resource Class                             0.20%
Cash Management Class                      0.10%
Corporate Class                            0.03%

STIC PRIME PORTFOLIO                MAXIMUM ANNUAL RATE
--------------------                -------------------
Reserve Class                              1.00%
Personal Investment Class                  0.75%
Private Investment Class                   0.50%
Resource Class                             0.20%
Cash Management Class                      0.10%
Corporate Class                            0.03%

TAX-FREE CASH RESERVE PORTFOLIO     MAXIMUM ANNUAL RATE
-------------------------------     -------------------
Reserve Class                              1.00%
Personal Investment Class                  0.75%
Private Investment Class                   0.50%
Resource Class                             0.20%
Cash Management Class                      0.10%
Corporate Class                            0.03%

TREASURY PORTFOLIO                  MAXIMUM ANNUAL RATE
------------------                  -------------------
Reserve Class                              1.00%
Personal Investment Class                  0.75%
Private Investment Class                   0.50%
Resource Class                             0.20%
Cash Management Class                      0.10%
Corporate Class                            0.03%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: April 30, 2008


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